UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2025 (October 29, 2025)
Commission File Number: 1-35106

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Nevada		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Amendment No. 5 to Credit Agreement
On October 29, 2025, AMC Networks Inc. (“AMC Networks”) entered into Amendment No. 5 (“Amendment No. 5”) to the Second Amended and Restated Credit Agreement, dated as of July 28, 2017 (as amended to date and by Amendment No. 5, the “Credit Agreement”), among AMC Networks and its subsidiary, AMC Network Entertainment LLC (“AMC Network Entertainment”), as the initial borrowers, certain of AMC Networks’ subsidiaries, as restricted subsidiaries, Bank of America, N.A., as an L/C Issuer, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and an L/C Issuer.
Pursuant to Amendment No. 5, the maturity date of $111.8 million of commitments under the Revolving Credit Facility was extended to the earlier of (i) October 29, 2030 and (ii) the date that is 90 days prior to the maturity date of any capital markets indebtedness of AMC Networks with an aggregate outstanding principal amount exceeding $50.0 million. The remaining $63.2 million of commitments under the Revolving Credit Facility retained their existing maturity date of April 9, 2028. In connection with Amendment No. 5, AMC Networks repurchased and permanently retired term loans held by certain lenders that consented to the maturity extension, in an aggregate principal amount equal to $165.7 million, at a price equal to the principal amount thereof plus accrued and unpaid interest. After giving effect to these repurchases, the remaining principal amount of the term loans outstanding under the Credit Agreement is approximately $85.6 million.
Amendment No. 5 also includes certain other modifications to covenants and other provisions of the Credit Agreement, including a reduction in the minimum interest coverage ratio from 2.00:1.00 to 1.50:1.00, with a step-up to 1.75:1.00 for fiscal quarters ending on or after December 31, 2028.
The foregoing summary is qualified in its entirety by reference to Amendment No. 5, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01     Exhibits.
(d) Exhibits.

Exhibit Number	Item

10.1
Amendment No. 5, dated as of October 29, 2025, to Second Amended and Restated Credit Agreement, dated as of July 28, 2017, among AMC Networks and its subsidiary, AMC Network Entertainment, as the initial borrowers, certain of AMC Networks’ subsidiaries, as restricted subsidiaries, Bank of America, N.A., as an L/C Issuer, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and an L/C Issuer.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	October 30, 2025	By:	/s/ Anne G. Kelly
Anne G. Kelly
Executive Vice President and Corporate Secretary